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Exhibit 99.1

FORWARD-LOOKING STATEMENTS

        This Annual Report on Form 10-K for the year ended December 31, 2012 contains forward-looking statements, which are statements about matters that are not historical or current facts. In addition, our management may from time to time make forward-looking statements orally to analysts, investors, the news media and others. Forward-looking statements often include words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will," "would," "should," "could," "may" or similar words. Among the forward-looking statements in this report are statements relating to:

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  our belief that the products we develop, produce, market and sell through our Sports Medicine product area represent a substantial advancement in arthroscopic surgery because our technologies minimize collateral tissue damage, facilitate efficient, effective repair of specific anatomical procedures, and help restore function and patient activity;

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  our estimates of the size of the existing market for our products;

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  we may continue to explore and develop the plasma physics underlying our Coblation technology and evaluate the use of our technology in new fields of treatment;

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  our belief that we may expand the number of markets where we sell our products direct to end users in the future;

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  our belief that our existing operations will provide adequate capacity for our manufacturing needs at least through 2013;

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  our expectation that a disruption related to our single source suppliers or our primary sterilization provider could materially affect and disrupt our ability to manufacture, distribute and supply certain of our products;

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  our belief that our patents are directed at, among other things, the core technology used in our soft-tissue surgery systems, including both multi-electrode and single electrode configurations of our disposable devices, as well as the use of Coblation technology in many different surgical procedures;

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  our belief that in addition to patents, we hold intellectual property that has significant value and provides us with competitive advantages in the form of copyrights, know-how, trademarks and customer relationships;

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  our expectation that if coverage or payment policies of third-party payors are revised in light of increased efforts to control healthcare spending or otherwise, the amount we may charge or the demand for our products may decrease;

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  our expectation that even though a new medical device may have been approved for commercial distribution, we may find limited demand for the device until reimbursement approval has been obtained from governmental and private third-party payors;

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  our belief that in the United States, healthcare reform legislation proposals will most likely remain focused on reducing the cost of healthcare and that efforts by private payors to contain costs through managed care and other methods will continue in the future as efforts to reform the healthcare system continue;

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  our belief that we can effectively respond to reasonable changes resulting from the worldwide trend toward cost containment due to our manufacturing efficiencies and cost controls;

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  our belief that a successful product liability claim or series of claims brought against us in excess of our insurance coverage could have a material adverse effect on our business, financial condition, results of operations and our ability to attract and retain customers for our products;

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  our expectation that the Review and resulting SEC and U.S. Department of Justice investigations will likely continue to divert our management's time and attention and cause us to incur substantial costs and expenses;

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  our belief that legal defense cost required by indemnity obligations of two former officers could be substantial;

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  our belief that we may incur significant legal and dispute resolution costs to defend our right to royalties under our existing license;

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  our belief that we have the ability to use alternative sterilization service providers for most of our products;

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  our expectation that our ability to generate revenue will be harmed if we fail to obtain or maintain regulatory approval in any foreign country in which we plan to market our products;

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  our expectation that future international revenues and costs will be denominated in foreign currencies;

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  our expectation that our future financial performance will depend in part on our ability to develop and manufacture new products in a cost-effective manner, to introduce these products to the market on a timely basis, and to achieve market acceptance of these products;

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  our belief that our facilities in the United States and those leased in various countries around the world for sales, marketing and administrative purposes are in good condition, well maintained, and are suitable and adequate to conduct our business;

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  our expectation that we will not pay cash dividends on our common stock in the foreseeable future;

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  our belief that if one or more of the material legal proceedings in which we are involved is determined against us, it could have a material adverse effect on our earnings, liquidity and financial condition and our expectation that we will incur legal defense costs in relation to those proceedings;

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  our expectation that our principal source of revenue will continue to come from the sale of disposable surgical devices and implants;

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  our expectation that the comparability of gross product margin between periods will be impacted by several items, including the mix between proprietary and contract manufactured product sales; the stability of our average sales price on proprietary products; changes in the estimated percentage of research and engineering activities related to the manufacturing process; design or improvement; and, changes in our product emphasis which could result in obsolescence charges being included in the cost of product sales in a particular period.

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  our expectation that the Patient Protection and Affordable Care Act, which imposes a new excise tax on U.S. product sales, will lower our gross product margin beginning in 2013;

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  our belief that our tax expense was, and will continue to be, significantly reduced due to a tax holiday for our Costa Rica manufacturing operations in which we are not subject to Costa Rican income tax until January 2016;

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  our expectation that net earnings will be affected by the same trends that impact our revenues, gross margin and operating margin as well as by other income and expenses, such as interest expense, and by income tax expense;

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  our expectation that we will be able to fully utilize our deferred tax assets;

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  our expectation that our cash flows from operations together with cash on hand will be sufficient to satisfy our short-term or long-term normal operating liquidity requirements, excluding the uncertainty related to the ongoing DOJ investigation to which we are a party;

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  our belief that assumptions and estimates used on our goodwill impairment testing are appropriate based on information available to management;

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  we expect that we will report foreign currency gains or losses each period due primarily to changes in the value of the euro, British pound and Australian dollar versus the U.S. dollar, and

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  descriptions of assumptions underlying or relating to any of the foregoing matters and any other statements contained in this report that are or may be forward-looking statements.

        Forward-looking statements reflect our management's beliefs, expectations or predictions of future conditions, events or results based on various assumptions, information currently available to our management and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this report. A discussion of certain factors that could cause actual conditions, events or results to differ materially from those expressed in any forward-looking statements appears in "Part I, Item 1A—Risk Factors."

        Readers are cautioned not to place undue reliance on forward-looking statements in this report or that we make from time to time, and to consider carefully the factors discussed in "Part I, Item 1A—Risk Factors" in evaluating these forward-looking statements. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

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  Exhibit 99.1